AMENDED AND RESTATED BYLAWS OF FLAGSTAR BANK, NATIONAL ASSOCIATION ARTICLE I OFFICES; GOVERNANCE PROCEDURES Section 1.01 Business Offices. Flagstar Bank, National Association (the “Association”) may have such offices, either within or outside New York, as the board of directors of the Association (the “Board of Directors”) may from time to time determine or as the business of the Association may from time to time require. Section 1.02 Principal Office. The principal office of the Association shall be located at any place either within or outside New York. The Association shall maintain at its principal office a copy of such corporate records as required by applicable law of these Bylaws. Section 1.03 Governance Procedures. The Association elects to follow, to the extent not inconsistent with applicable Federal banking statutes or regulations, or bank safety and soundness, the corporate governance procedures of Delaware General Corporation Law, Del. Code Ann. Tit. 8. The Association elects not to be governed by the requirements of Section 203 of Delaware General Corporate Law. ARTICLE II SHAREHOLDERS Section 2.01 Annual Meeting. The annual meeting of the shareholders shall be held each year on a date and at a time and place designated by the Board of Directors. In the absence of such designation, the annual meeting of shareholders shall be held on the last Tuesday during the month of May of each year. If the day fixed for the annual meeting is a legal holiday in New York, then the meeting shall be held at the same time and place on the next succeeding banking day. At the meeting, directors shall be elected and any other proper business may be transacted. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient. Failure to hold an annual meeting as required by these Bylaws shall not affect the validity of any corporate action or work a forfeiture or dissolution of the Association. Section 2.02 Special Meetings. (a) Special meetings of shareholders may be called by the Board or, solely to the extent required by Section 2.02(b) of these Bylaws, the Secretary. The notice of such meeting shall state the purpose of such meeting and no business shall be transacted thereat except as stated in the notice thereof. (b) A special meeting of shareholders shall be called by the Secretary at the written request (a “Special Meeting Request”) of any one or more shareholders owning, in the aggregate, not less than 25 percent of the votes entitled to be cast on any issue proposed to be considered at the meeting (the “Requisite Percentage”) based on the number

-2- of outstanding voting shares of the Association most recently disclosed prior to the date of the Special Meeting Request by the Association in its filings with the Office of the Comptroller of the Currency or other applicable regulator. A Special Meeting Request to the Secretary shall be signed by each shareholder requesting the special meeting (each, a “Requesting Shareholder”), and shall be accompanied by a notice setting forth (x) with respect to each Requesting Shareholder and any proposed nominee (if the special meeting is called for the election of one or more Directors), the information, representations and agreements described in Section 2.16(a)(iii) and (v) of these Bylaws, or (y) with respect to each Requesting Shareholder and proposal (if the special meeting is called for the consideration of any other matter), the information, representations and agreements described in Section 2.16(a)(iv) and (v) of these Bylaws. Requesting Shareholders who collectively hold at least the Requisite Percentage on the date the Special Meeting Request is submitted to the Secretary must: (i) continue to hold at least the number of shares of stock set forth in the Special Meeting Request with respect to each such Requesting Shareholder through the date of the special meeting; (ii) submit a written certification (an “Ownership Certification”) confirming the continuation of such holdings on the business day immediately preceding the special meeting, which Ownership Certification shall include the information required by Section 2.16(a)(v) of these bylaws; and (iii) notify the Association immediately in the case of any reduction prior to the date of the requested special meeting of shares of capital stock owned beneficially or of record by such Requesting Shareholder and acknowledge that any such reduction shall be deemed a revocation of such Special Meeting Request if the number of shares so owned by such Requesting Shareholder has been reduced below the Requisite Percentage. (c) The date of any special meeting called pursuant to Section 2.02(b) of these Bylaws shall not be more than 90 days after a Special Meeting Request that satisfies the requirements of Section 2.02(b) of these Bylaws is received by the Secretary. The date, place, if any, and hour of such special meeting shall be set forth in the notice of special meeting. If more than one valid Special Meeting Request is received by the Secretary within a 90- day period, all items of business contained in such Special Meeting Requests may be presented at one special meeting. (d) Notwithstanding the provisions of Sections 2.02 (b) and (c) of these Bylaws, a special meeting requested by shareholders pursuant to Section 2.02 (b) of these Bylaws shall not be held if: (i) the Special Meeting Request does not comply with Section 2.02(b) of these Bylaws; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (iii) the Special Meeting Request is received by the Association during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting; (iv) an annual or special meeting of shareholders that included a substantially similar item of business (“Similar Business”) (as determined in good faith by the Board) was held not more than 120 days before the Special Meeting Request was received by the Secretary; provided, however, that this clause (iv) does

-3- not apply if a material corporate event relating to the item of business has occurred since the date of such prior annual or special meeting; (v) two or more special meetings of shareholders called pursuant to the request of shareholders have been held within the 12-month period before the Special Meeting Request was received by the Secretary; (vi) the Board has called or calls for an annual or special meeting of shareholders to be held within 90 days after the Special Meeting Request is received by the Secretary, and the Board determines in good faith that the business to be conducted at such meeting includes the Similar Business; (vii) such Special Meeting Request was made in a manner that involved a violation of the proxy rules of the Securities and Exchange Commission or other applicable law; or (viii) the Requesting Shareholders fail to own the Requisite Percentage at all times on and between the date of the Special Meeting Request and the date of the requested special meeting. For purposes of this Section 2.02(d), the nomination, election or removal of Directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of Directors, changing the size of the Board and filling of vacancies and/or newly created Directorships resulting from any increase in the authorized number of Directors. (e) Any Requesting Shareholder may revoke such shareholder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following any such revocation, there are outstanding unrevoked requests from shareholders holding less than the Requisite Percentage, the Board may, in its discretion, cancel the special meeting. If none of the Requesting Shareholders appears or sends a Qualified Representative to present the business to be presented for consideration that was specified in the Special Meeting Request, or, if the Ownership Certification does not confirm that the Requesting Shareholders continue to hold the Requisite Percentage, the Association need not present such business for a vote at such special meeting. For purposes of these Bylaws, a “Qualified Representative” of any shareholder shall mean a person who is a duly authorized officer, manager, or partner of such shareholder, or another individual who is authorized in a writing signed by such shareholder, or an electronic transmission delivered to the Secretary by such shareholder, to act as its proxy at the applicable shareholder meeting and who produces the writing or the electronic transmission or a reliable reproduction of either. (f) Business conducted at a special meeting requested by shareholders pursuant to Section 2.02(b) of these Bylaws shall be limited to the matters described in the applicable Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the shareholders at any such special meeting. (g) Compliance by a Requesting Shareholder with the requirements of this Section 2.02 shall be determined in good faith by the Board (or, to the extent expressly provided in this Section 2.02, any person to whom the Board has expressly delegated authority for such purpose).

-4- Section 2.03 Place of Meetings. Each annual or special meeting of the shareholders shall be held at such place, either within or outside New York, as may be designated by the Board of Directors. The Board of Directors shall have the right to determine that a shareholder meeting not be held at a place, but instead be held solely by means of remote communication in the manner and to the extent permitted by the Delaware General Corporation Law. In the absence of any such designation, meetings shall be held at the principal office of the Association. Section 2.04 Notice of Meetings. (a) Required Notice. The Association shall give notice to shareholders of the date, time, and place of each annual and special meeting of the shareholders no fewer than ten (10) nor more than sixty (60) days before the meeting date, by first class mail or email, unless the Office of the Comptroller of the Currency (the “OCC”) determines that an emergency circumstance exists. Unless otherwise required by law or the Association’s Articles of Association, as it may have been amended, restated, or otherwise modified from time to time (the “Articles of Association”), the Association is required to give the notice only to shareholders entitled to vote at the meeting. (b) Contents of Notice. The notice of each special meeting must include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.04(b), or as otherwise required by applicable law, or the Articles of Association, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. (c) Adjourned Meeting. If any annual or special meeting of shareholders is adjourned to a different date, time or place, then, subject to the requirements of the following sentence, notice need not be given of the new date, time and place if the new date, time and place are announced at the meeting before adjournment. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed under Section 2.05 of these Bylaws, notice of the adjourned meeting must be given pursuant to the requirements of paragraph 2.04(a) of these Bylaws to shareholders of record entitled to vote at the meeting. Section 2.05 Fixing of Record Date. For the purpose of determining shareholders of entitled to: (i) notice of or to vote at any meeting of shareholders or any adjournment thereof; (ii) take action without a meeting; (iii) demand a special meeting; (iv) receive payment of any distribution or share dividend; or (v) take any other action, the Board of Directors may fix in advance a date as the record date in reasonable proximity to the date that notice is given to such shareholders, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting of shareholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described. If no record date is otherwise fixed by the Board of Directors as provided herein, then the record date for the purposes set forth below shall be the close of business on the dates indicated: (a) With respect to a determination of shareholders entitled to notice of and to vote at an annual or special meeting of shareholders, the day before the first notice is delivered to shareholders;

-5- (b) With respect to a determination of shareholders entitled to demand a special meeting of shareholders, the later of (i) the earliest date of any of the demands pursuant to which the meeting is called, and (ii) the date that is sixty days prior to the date the first of the written demands pursuant to which the meeting is called is received by the Association; (c) With respect to a determination of shareholders entitled to a share dividend, the date the Board of Directors authorizes the share dividend; and (d) With respect to a determination of shareholders entitled to a distribution (other than one involving a purchase or reacquisition of shares for which no record date is necessary), the date the Board of Directors authorizes the distribution. A determination of shareholders entitled to notice of or to vote at any meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Section 2.06 Shareholder List for Meetings. The officer or agent having charge of the stock transfer books for shares of the Association shall prepare a list of the names of all shareholders entitled to be given notice of, and to vote at, each meeting of shareholders. The list must be in alphabetical order within each class or series of shares and must show the address of, and the number of shares held by, each shareholder. The list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them. The shareholder list must be available for inspection by any shareholder, beginning ten days before the meeting for which the list was prepared and continuing through the meeting and any adjournments thereof. The list must be available at the Association’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder or a shareholder’s agent or attorney is entitled, on written demand to the Association, to inspect and copy the list during regular business hours during the period it is available for inspection. The list is to be available at the meeting for which it was prepared, and any shareholder or any shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting for any purpose germane to the meeting. The shareholder list is to be maintained in written form or in another form capable of conversion into written form within a reasonable time. Section 2.07 Shareholder Quorum and Voting Requirements. The holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting, unless a new record date is or must be set for the adjourned meeting.

-6- If a quorum exists, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the Articles of Association, a bylaw hereof or applicable law requires a greater number of affirmative votes. Section 2.08 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy. A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder’s attorney-in-fact, or by any of the other means permitted under applicable law. A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A proxy appointment is valid for three years unless a longer period is expressly provided in the appointment form. Any person or group of persons, except the Association’s officers, clerks, tellers, or bookkeepers, may be designated as proxy. The Association’s directors or attorneys may act as proxy if they are not also employed as an officer, clerk, teller or bookkeeper of the Association. Section 2.09 Voting of Shares. Unless otherwise provided in the Articles of Association or other applicable law, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote. Section 2.10 No Shareholder Action by Consent. No action required to be taken or which may be taken at any annual or special meeting of shareholders may be taken without a meeting, and the power of shareholders to consent, without a meeting, to the taking of any action is specifically denied. Section 2.11 Chairperson of Meetings of Shareholders. Meetings of shareholders shall be presided over by the Chairperson of the Board of Directors; or in the absence of the Chairperson of the Board of Directors, by the Chief Executive Officer; or in the absence of the Chief Executive Officer, by a chairperson designated by the Chairperson of the Board of Directors. A Secretary, or in the absence of a Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of a Secretary and any Assistant Secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent

-7- inconsistent with such rules and regulations adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn a meeting of shareholders without a vote of shareholders and to prescribe such rules, regulations and procedures and to do all such acts and things as, in the judgment of such chairperson of the meeting, are necessary or desirable for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the establishment of an agenda or order of business for the meeting, the establishment of rules and procedures for the maintenance of order and safety, limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine, limitations on the time allotted to questions or comments on the affairs of the association, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken. Section 2.12 Meetings by Telecommunication. Unless otherwise provided in these Bylaws, any or all of the shareholders may participate in an annual or special meeting of shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is considered to be present in person at the meeting. Section 2.13 Voting for Directors. Except as otherwise provided in the Articles of Association with respect to directors to be elected by the holders of any class or series of preferred stock of the Association and in these Bylaws with respect to the filling of vacancies on the Board of Directors, each director shall be elected by a majority of the votes cast, with abstentions not counted as a vote cast either “for” or “against” that director nominee, with respect to such director at any meeting of shareholders duly called and at which a quorum is present and directors are to be elected; provided, however, that the directors shall be elected by a plurality of the votes cast at a meeting of the shareholders duly called and at which a quorum is present and directors are to be elected if, in connection with such meeting (i) the Secretary of the Association shall have received one or more notices that a shareholder has nominated or proposes to nominate a person or persons for election as a director, which notice(s) purports to be in compliance with the advance notice requirements set forth in Section 2.16 of the Bylaws and applicable rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, irrespective of whether the Board of Directors thereafter determines that any such notice(s) is (are) not in compliance with such requirements, and (ii) as of the fourteenth (14th) day preceding the date on which notice of such meeting of the shareholders is first mailed or otherwise given in accordance with applicable law to the shareholders of the Association, such nomination or proposed nomination has not been withdrawn by such shareholder and would thereby cause the number of nominees and proposed nominees to exceed the number of directors to be elected at such meeting, as determined by the Secretary of the Association, irrespective of whether such nomination or proposed nomination is thereafter withdrawn by such shareholder (a “Contested Election”). If the directors are to be elected by a plurality of the votes cast pursuant to the provisions of the immediately preceding sentence, shareholders shall not be permitted to vote

-8- “against” any one or more nominees but shall only be permitted to vote “for” one or more nominees or withhold their votes with respect to one or more nominees. For purposes hereof, a majority of the votes cast means the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that director nominee. If, in any election of directors of the Association which is not a Contested Election, an incumbent director does not receive a majority of the votes cast, such incumbent director shall promptly following certification of the election results tender an irrevocable resignation as a director, subject to acceptance or rejection thereof or other action with respect thereto by the Board, for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will promptly consider any such tendered resignation and will make recommendation to the Board of Directors as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such tendered resignation. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board of Directors regarding such tendered resignation. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision as to whether to accept, reject or take any other action with respect to such recommendation, may each consider any factors they deem relevant, including, without limitation, the incumbent director’s qualifications and past and expected future contributions to the Association, the overall composition of the Board of Directors and whether accepting the tendered resignation would cause the Association to fail to satisfy any applicable law, rule or regulation (including, without limitation, New York Stock Exchange listing requirements and federal securities laws and regulations), in accordance with such policies and procedures adopted by the Committee and/or the Board of Directors for such purpose. Within one hundred twenty (120) days after the date on which certification of the shareholder vote on the election of directors is made, the Board of Directors will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation in a press release, a periodic or current report filed with the Securities and Exchange Commission or other public announcement. If any incumbent director fails to tender his or her resignation as required pursuant to this Section 2.13, the Nominating and Corporate Governance Committee shall nevertheless assess the appropriateness of such director’s continued service as a director and shall recommend to the Board of Directors the action to be taken with respect to such director as if the director had tendered his or her resignation. Should the Board of Directors determine that it would have accepted the resignation of such director if it had been tendered as required pursuant to this Section 2.13, then the term of such director shall be deemed to expire on the day that is one hundred twenty (120) days following certification of the shareholder vote and the Board of Directors will publicly disclose its decision and rationale in a press release, a periodic or current report filed with the Securities and Exchange Commission or other public

-9- announcement within one hundred twenty (120) days after certification of the shareholder vote. Section 2.14 Records. The Articles of Association, the Bylaws, and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier, or other officer appointed to act as secretary of the meeting. Section 2.15 Shares Held by Nominees. The Board of Directors is authorized to establish for the Association from time to time such procedures as the directors may determine to be appropriate, by which the beneficial owner of shares that are registered by a nominee is recognized by the Association as a shareholder. Section 2.16 Notice of Shareholder Business and Nominations. (a) Annual Meetings of Shareholders. (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (A) pursuant to the Association’s notice of meeting, (B) by or at the direction of the Board of Directors, (C) by any shareholder of the Association who was a shareholder of record at the time the notice provided for in this Section 2.16 is delivered to the Secretary, who is entitled to vote at the annual meeting and who complied with the notice and other procedures set forth in this Section 2.16, or (D) in the case of shareholder nominations to be included in the Association’s proxy statement for such annual meeting, by any Eligible Holder (as defined in Section 2.17 of these Bylaws) who satisfies the requirements set forth in Section 2.17 of these Bylaws; (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.16, the shareholder must give timely notice thereof in writing to the Secretary and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Association not less than one hundred and twenty days (120) nor more than one hundred and fifty days (150) days prior to the first anniversary of the date of the preceding year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or after the first anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in this Section 2.16(a) to the contrary, in the event that (x) the number of Directors to be elected to the Board of Directors at the next annual meeting of shareholders is increased by virtue of an increase in the size of the Board of Directors and (y) either all the nominees for Director at the next annual meeting of shareholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Association at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, then such shareholder’s notice shall also be considered timely hereunder, but only with respect to nominees for any new positions

-10- created by such increase, if it shall be delivered to the Secretary at the principal office of the Association not later than the close of business on the tenth day following the first date all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed; (iii) As to nominations of persons for election to the Board of Directors pursuant to clause (C) of paragraph (a)(i) of this Section 2.16, such shareholder’s notice shall set forth, as to each person whom the shareholder proposes to nominate for election as a Director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), (B) a statement signed by the candidate confirming that the candidate will serve as a Director for the term for which he or she is standing for election if nominated by the Board of Directors and elected by the shareholders, consents to being named in the proxy statement as a nominee, will comply with the Association’s Code of Business Conduct and Ethics, Related-Party Transaction Policy, Insider Trading Policy and any other rule, regulation, policy or standard of conduct applicable to the Directors, and will provide any information required or requested by the Association or its subsidiaries, or banking or other regulators, including, without limitation, all information requested by the form of Directors questionnaire used by the Association and (C) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange where the Association’s equity securities are listed; (iv) As to the proposal of business that the shareholder proposes to bring forth before the meeting (but not as to nominations of persons for election to the Board of Directors), such shareholder’s notice shall set forth (A) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by shareholders, (B) a brief written statement of the reasons why such shareholder favors the proposal and (C) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (v) In addition to the notice requirements of Section 2.16(a)(iii) and Section 2.16(a)(iv), as applicable, all shareholder notices, whether for nominations pursuant to clause (C) of paragraph (a)(i) of this Section 2.16 or other business, shall set forth (A) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as it appears on the Association’s books, and of such beneficial owner, (2) a representation that the shareholder is a holder of the Association’s voting shares (including the number and class or series of shares held), (3) a disclosure of any hedging or other arrangement with respect to any share of the Association (including any short position on or any borrowing or lending of shares) made by or on behalf of the shareholder (x) to mitigate loss to or manage risk of share price changes for the shareholder or (y) to increase or decrease the voting power of the shareholder, and (4) a description of all arrangements or understandings among the shareholder and the candidate and any other person or persons (naming such person or persons and including any person that may be deemed to be acting in

-11- concert with such shareholder under applicable federal or state securities or banking laws) pursuant to which the proposal is made by the shareholder; and (B) the names and addresses of any other shareholders or beneficial owners known to be supporting such nomination or proposal of business by the proposing shareholder; (vi) The Association may also require any proposed nominee to furnish such other information, including, without limitation, completion of the Association’s Directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a member of the Board of Directors or meet the requirements for membership on the Board of Directors or any committee thereof; (vii) For nominations to be properly brought before an annual meeting by a shareholder pursuant to clause (D) of paragraph (a)(i) of this Section 2.16, the shareholder must have given timely notice thereof in writing to the Secretary in accordance with paragraph (d) of Section 2.17 of these Bylaws and satisfy all other requirements of Section 2.17 of these Bylaws; (b) Special Meetings of Shareholders. Except as provided in the immediately following sentence, only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Association’s notice of meeting. In the event that the Association calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Association’s notice of meeting, if the shareholder notice required by Section 2.16(a)(ii) hereof shall be delivered to the Secretary of the Association at the principal office of the Association not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed. (c) General. (i) The matters to be considered and brought before any annual or special meeting of shareholders of the Association shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in Section 2.16 and, if applicable, Section 2.17 of these Bylaws. (ii) The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.16 or Section 2.17 of these Bylaws and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 2.16 and the provisions of Section 2.17 of these Bylaws, if the shareholder or a qualified representative of the shareholder does not appear at the annual or special meeting of shareholders of the Association to present any such nomination or make any such proposal, such nomination or proposal may be

-12- disregarded, notwithstanding that proxies in respect of such vote may have been received by the Association (iii) Notwithstanding anything to the contrary in these Bylaws, at the time its notice is delivered to the Secretary and at all times thereafter, a shareholder, as well as the shareholder’s nominee, shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws, as well as the federal and state banking requirements applicable to the Association or any subsidiary. Nothing in this Section 2.16 shall apply to (A) shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act or (B) the election of Directors selected by or pursuant to any applicable provisions of the Articles of Association relating to the rights of the holders of any class or series of preferred stock of the Association to elect directors under specified circumstances. (iv) In no event shall the public announcement of an adjournment of an annual meeting or a special meeting or the postponement of any meeting that does not require a change in the record date for such meeting, or any announcement thereof, commence a new time period for the giving of a shareholder’s notice as described in these Bylaws. (v) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Association under the Exchange Act.” Section 2.17 Shareholder Nominations Included in the Association’s Proxy Materials. (a) Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Section 2.17, if expressly requested in the relevant Nomination Notice (as defined below), the Association shall include in its proxy statement for any annual meeting of shareholders: (i) the names of any person or persons nominated for election (each, a “Nominee”), which shall also be included on the Association’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty (20) Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 2.17 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”); (ii) disclosure about each Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of each Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.17(e)(ii)), if such statement does not exceed five hundred (500) words and fully complies with

-13- Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”); and (iv) any other information that the Association or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 2.17 and any solicitation materials or related information with respect to a Nominee. For purposes of this Section 2.17, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Association designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Association, any Eligible Holder, any Nominating Shareholder, any Nominee and any other person so long as made in good faith (without any further requirements). The chairperson of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Nominee has been nominated in accordance with the requirements of this Section 2.17 and, if not so nominated, shall direct and declare at the meeting that such Nominee shall not be considered. (b) Maximum Number of Nominees. (i) The Association shall not be required to include in the proxy statement for an annual meeting of shareholders more Nominees than that number of directors constituting twenty percent (20%), but no less than two (2), of the total number of directors of the Association on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.17 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Nominees who the Board of Directors itself decides to nominate for election at such annual meeting; (2) Nominees who cease to satisfy, or Nominees of Nominating Shareholders that cease to satisfy, the eligibility requirements in this Section 2.17, as determined by the Board of Directors; (3) Nominees whose nomination is withdrawn by the Nominating Shareholder or who become unwilling to serve on the Board of Directors; and (4) the number of incumbent directors who had been Nominees with respect to any of the preceding three (3) annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 2.17(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. (ii) If the number of Nominees pursuant to this Section 2.17 for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the Association, each Nominating Shareholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Shareholder’s Nomination Notice, with the process repeated if the

-14- Maximum Number is not reached after each Nominating Shareholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.17(d), a Nominating Shareholder or a Nominee ceases to satisfy the eligibility requirements in this Section 2.17 as determined by the Board of Directors, a Nominating Shareholder withdraws its nomination or a Nominee becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Association: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (B) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting. (c) Eligibility of Nominating Shareholder. (i) An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the Association used to satisfy the eligibility requirements in this Section 2.17(c) continuously for the three-year period specified in Subsection (ii) below or (B) provides to the Secretary of the Association, within the time period referred to in Section 2.17(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule). (ii) An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 2.17 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Association throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Association that demonstrates that the funds meet the criteria set forth in (A), (B) or (C) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.17, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any shareholder cease to satisfy the eligibility requirements in this Section 2.17, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of shareholders, the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group.

-15- (iii) The “Minimum Number” of shares of the Association means 3% of the number of outstanding shares of the Association as of the most recent date for which such amount is given in any filing by the Association under the Exchange Act prior to the submission of the Nomination Notice. (iv) For purposes of this Section 2.17, an Eligible Holder “owns” only those outstanding shares of the Association as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Association, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice, promptly recalls such loaned shares upon being notified by the Association that any of its Nominees will be included in the Association’s proxy materials and continues to hold such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Association are “owned” for these purposes shall be determined by the Board of Directors.

-16- (v) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice. (d) Nomination Notice. To nominate a Nominee, the Nominating Shareholder must, no earlier than one hundred and fifty (150) calendar days and no later than one hundred and twenty (120) calendar days before the anniversary of the date that the Association mailed its proxy statement for the prior year’s annual meeting of shareholders, submit to the Secretary of the Association at the principal office of the Association all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary of the prior year’s meeting date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred and twenty (120) days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed: (i) A Schedule 14N (or any successor form) relating to each Nominee, completed and filed by the Nominating Shareholder as applicable, in accordance with applicable rules; (ii) A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member); (A) the information required with respect to the nomination of directors pursuant to Sections 2.17(a)(iii) and 2.17(a)(iv) of these Bylaws; (B) the details of any relationship that existed within the past five years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Shareholder acquired the securities of the Association in the ordinary course of business and did not acquire, and is not holding, securities of the Association for the purpose or with the effect of influencing or changing control of the Association; (D) a representation and warranty that each Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Association’s securities are traded; (E) a representation and warranty that each Nominee: (1) does not have any direct or indirect relationship with the Association that would cause the Nominee to be considered

-17- not independent pursuant to the Association’s Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Association’s shares are traded; (2) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Association’s shares are traded; (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (5) meets the director qualifications set forth in Section 3.02 of these Bylaws; (6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Nominee; and (7) does not serve as a director of more than four other entities other than the Association. (F) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 2.17(c) and has provided evidence of ownership to the extent required by Section 2.17(c)(i); (G) a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 2.17(c) through the date of the annual meeting and a statement regarding the Nominating Shareholder’s intent with respect to continued ownership of the Minimum Number of shares for at least one (1) year following the annual meeting; provided, however, that any Eligible Holder that is a registered open-end mutual fund under the Investment Company Act of 1940, and that seeks to replicate an index, will not violate this requirement as a result of changes to its common stock holdings in response to changes in the index or weightings of the securities in the index; (H) details of any position of a Nominee as an officer or director of any competitor (that is, any entity that offers products, provides services or engages in business activities that compete with or are alternatives to the products offered, services provided or business activities engaged in by the Association or its affiliates) of the Association, within the five years preceding the submission of the Nomination Notice;

-18- (I) a representation and warranty that the Nominating Shareholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to a Nominee or any nominee of the Board of Directors; (J) the details of any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Association and details of any agreement, arrangement or understanding with any person or entity as to how such Nominee would vote or act on any issue or question as a director (a “Voting Commitment”); (K) a statement detailing whether the Nominee is experienced in matters of risk management as set forth in 12 C.F.R. § 30; (L) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Association’s proxy card in soliciting shareholders in connection with the election of a Nominee at the annual meeting; (M) if desired, a Supporting Statement, provided that such statement shall not exceed 500 words; and (N) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; (iii) An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Shareholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Nominees with the Association, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (C) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Association and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Association or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Nominees to comply with,

-19- or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 2.17; (D) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member), with the Association, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.17(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Association and any other recipient of such communication of (1) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (2) such failure; and (iv) An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Nominee; (A) to provide to the Association such other information and certifications, including completion of the Association’s director questionnaire, as it may reasonably request; (B) at the reasonable request of the Nominating and Corporate Governance Committee, to meet with the Nominating and Corporate Governance Committee to discuss matters relating to the nomination of such Nominee to the Board of Directors, including the information provided by such Nominee to the Association in connection with his or her nomination and such Nominee’s eligibility to serve as a member of the Board of Directors; (C) that such Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Association’s Code of Business Conduct and Ethics, Related-Party Transaction Policy, Insider Trading Policy and any other Association policies and guidelines applicable to directors; and (D) that such Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Association that has not been disclosed to the Association, (ii) any Voting Commitment that has not been disclosed to the Association or (iii) any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the Association, with its fiduciary and other duties under applicable law. The information and documents required by this Section 2.17(d) to be provided by the Nominating Shareholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any

-20- successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.17(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Association. (e) Exceptions. (i) Notwithstanding anything to the contrary contained in this Section 2.17, the Association may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Association), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Nominee, if: (A) the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Section 2.17, the Nominating Shareholder withdraws its nomination or the chairperson of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.17 and shall therefore be disregarded; (B) the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Association violating or failing to be in compliance with the Bylaws or Articles of Association or any applicable law, rule or regulation to which the Association is subject, including any rules or regulations of the primary stock exchange on which the Association’s shares are traded; (C) such Nominee was nominated for election to the Board of Directors pursuant to this Section 2.17 at one of the Association’s two (2) preceding annual meetings of shareholders and either withdrew or became ineligible or received less than 25% of the votes cast at such annual meeting; (D) (1) such Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (2) the Nominee’s election as a member of the Board of Directors would cause the Association to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other federal or state regulator; (E) the Association is notified, or the Board of Directors determines, that the Nominating Shareholder or the Nominee has failed to continue to satisfy the eligibility requirements described in Section 2.17(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact

-21- necessary to make the statements made not misleading), such Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or such Nominee under this Section 2.17; or (F) the Association receives a notice pursuant to Section 2.16 of these Bylaws that a shareholder intends to nominate a candidate for director at the annual meeting. (ii) Notwithstanding anything to the contrary contained in this Section 2.17, the Association may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Nominee included in the Nomination Notice, if the Board of Directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. The Association may solicit against, and include in the proxy statement its own statement relating to, any Nominee. ARTICLE III BOARD OF DIRECTORS Section 3.01 General Powers. The Board of Directors shall have power to manage and administer the business and affairs of the Association and appoint management of the Association. The Board of Directors shall oversee the Association’s compliance with safe and sound banking practices and shall require management of the Association to establish and implement an effective risk governance framework that meets the standards of the OCC. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board of Directors. Section 3.02 Qualifications. Every director must, during his whole term of service, be a citizen of the United States, and at least a majority of the directors must have resided in the state, territory or district in which the Association is located, or within one hundred miles of the location of the office of the Association, for at least one year immediately preceding their election, and must be residents of such state or within one-hundred-mile territory of the location of the Association during their continuance in office, except that the OCC may, in the discretion of the OCC, waive the requirement of residency, and waive the requirement of citizenship in the case of not more than a minority of the total number of directors.

-22- Each director shall own a qualifying equity interest in the Association or a company that has control of the Association in each case as required by applicable law. Each director shall own such qualifying equity interest in his or her own right and meet any minimum threshold ownership required by applicable law. Section 3.03 Number and Tenure. Unless otherwise specifically provided in the Articles of Association, and subject to the provisions of 12 U.S.C. § 71a, the number of directors of the Association shall be as fixed from time to time by resolution of the Board of Directors or shareholders, but in no instance shall there be less than five nor more than 25 members, except that the OCC may, by regulation or order, exempt the Association from the 25-member limit established by that section. Pursuant to 12 U.S.C. § 76, the President (as defined below) of the Association shall be a member of the Board of Directors, but a director other than the President may be elected Chairperson (as defined below) of the Board of Directors. Each director shall hold office until the next annual meeting of shareholders (unless the Articles of Association provide for staggering the terms of directors as permitted by applicable law or until removed). A director whose term expires shall continue to serve until such director’s successor shall have been elected and qualified or until there is a decrease in the authorized number of directors. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director. Unless required by the Articles of Association, directors do not need to be residents of New York. As required by applicable law, (i) each director shall execute either a joint or individual oath at the first meeting of the Board of Directors that the director attends after the director is appointed or elected; (ii) each director shall take another oath upon re-election, notwithstanding uninterrupted service; and (iii) the Association shall file the original executed oaths of directors with the appropriate OCC licensing office and retain a copy in the Association’s records. Section 3.04 Resignation. Any director may resign at any time by giving a written notice of resignation to the Board of Directors, the Chairperson of the Board of Directors or the Secretary of the Association. A director’s resignation is effective when the notice is received by the Board of Directors, the Chairperson of the Board of Directors or the Secretary of the Association, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation that is conditioned on failing to receive a specified vote for election as a director may provide it is irrevocable. Section 3.05 Vacancies. Unless the Articles of Association provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders, a majority of the Board of Directors remaining in office, whether or not the directors remaining in office constitute fewer than a quorum of the board.. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. The terms of directors elected to fill vacancies expire at the next annual shareholders’ meeting.

-23- Section 3.06 Regular Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purposes of the meetings, if the times of such meetings are fixed by resolution of the Board of Directors. Section 3.07 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairperson, the Chief Executive Officer (as defined below) or not less than three (3) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of the meetings so called. Section 3.08 Place of Meetings – Meetings by Telecommunications. The Board of Directors may hold regular or special meetings in or out of the State of New York. Unless the Articles of Association or another provision in the Bylaws provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. Section 3.09 Notice of Meetings. Unless the Articles of Association, another provision in the Bylaws or applicable law provides otherwise, regular meetings of the board may be held without notice of the date, time, place, or purposes of the meeting. Unless the Articles of Association or another provision in the Bylaws provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least one days’ notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Association, another provision in the Bylaws or applicable law. Section 3.10 Waiver of Notice. Any director may waive notice of any meeting before or after the date of the meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Association for filing with the corporate records (but delivery and filing are not conditions to its effectiveness). A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. Section 3.11 Quorum and Manner of Acting. For the transaction of business, a quorum of the Board of Directors shall be at least a majority of the entire Board of Directors then in office. Once a director is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, such director shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting, unless a new notice is sent for the adjourned meeting. The affirmative vote of a majority of directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Articles of Association, another provision in the Bylaws or applicable law require the vote of a greater number of directors. A director may not vote by proxy. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors. In the absence of the Chairperson of the Board of Directors, the Lead Independent Director, if at the time a Director of the Association has been designated by the

-24- Board of Directors as such, shall have and exercise all powers and duties of the Chair of the Board of Directors and shall preside at all meetings of the Board of Directors. If at any Board of Directors meeting neither of such persons is designated, present or able to act, the Board of Directors shall select one of its members as acting chair of the meeting or any portion thereof. Section 3.12 Action Without a Meeting. Unless the Articles of Association, these Bylaws or applicable law provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent in writing or by email or other electronic transmission to the action as permitted by applicable law. Action is considered to have been taken by such written consent when the last director signs a writing describing the action taken, unless prior to that time any director has revoked a consent by a writing signed by the director and received by an authorized officer of the Association. An action so taken is effective at the time it is taken, unless the Board of Directors establishes a different effective date. An action taken by written consent of the directors as described in this Section has the same effect as action taken at a meeting of directors and may be described as such in any document. Section 3.13 Compensation. Unless otherwise provided in the Articles of Association or these Bylaws, the Board of Directors may fix the compensation of directors. Pursuant to this authority, the directors may, by resolution, provide for directors to be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. The directors may, by resolution, further provide for directors to be compensated for their services as members of committees of the Board of Directors. No such payment shall preclude any director from serving the Association in any capacity and receiving compensation therefor. Section 3.14 Committees. (a) Creation of Committees. Unless the Articles of Association or these Bylaws provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have one or more members, who serve at the pleasure of the Board of Directors. (b) Selection of Committee Members. The creation of a committee and appointment of members to it must be approved by the greater of: (i) a majority of all the directors in office when the action is taken; or (ii) the number of directors required by the Articles of Association or Bylaws to take action under Section 3.11 of these Bylaws. (c) Procedures. The Board shall designate one member of each committee as its Chairperson. Each committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and periodically report the same to the Board of Directors. Section 3.06 through 3.12 of these Bylaws, which govern meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well; provided that regular or special meetings of Board committees may be held

-25- without notice at such times and places as called by the Chairperson of the Board, the Chief Executive Officer or the Chairperson or a majority of the members of such committee. (d) Authority. Unless limited by the Articles of Association or these Bylaws, each committee may exercise those lawfully delegable aspects of the authority of the Board of Directors (as set forth in Section 3.01 of these Bylaws) which the Board of Directors confers upon such committee in the resolution creating the committee. Any committee so designated, may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. (e) Impact on Duty of Directors. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct referenced in Section 3.15 of these Bylaws. Section 3.15 Standards of Conduct. Each director is to discharge such director’s duties as a director, including duties as a member of a committee, in compliance with the standards of conduct set forth by applicable law. ARTICLE IV OFFICERS Section 4.01 Number and Qualifications. The officers of the Association shall include a Chief Executive Officer, a President and a Secretary, each of whom shall be appointed by the Board of Directors. The Association may also have such other officers and assistant officers as the Board of Directors in its discretion may determine, by resolution, to be appropriate, including a Chairperson of the board, one or more vice presidents (which may have the designation “Senior Executive”, “Executive” or “Senior” before “Vice President”), a controller, a treasurer, assistant secretaries and assistant treasurers. All such officers shall be appointed by the Board of Directors, except that if specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Association. Section 4.02 Appointment and Term of Office. The officers of the Association shall be appointed by the Board of Directors (or, to the extent permitted by Section 4.01 above, by an officer specifically authorized by the board to make such appointments), for such terms as may be determined by the Board of Directors. Neither the appointment of an officer nor the designation of a specified term creates or grants to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the termination of any term for which the officer may be appointed. If no other term is specified, officers shall hold office for the current year for which the board was elected, unless they resign, die, or are removed or replaced in the manner provided in Section 4.03 below, or applicable law. Section 4.03 Removal and Resignation of Officers. Any officer or agent of the Association may be removed or replaced by the Board of Directors, or by the supervising officer to whom the officer reports, at any time with or without cause. If the employment of an officer who is also an employee of the Association is terminated for any reason, then, unless provided for differently in writing at or prior to the time of termination, the supervising officer to whom the terminated employee reports shall be deemed to remove such

-26- officer from all such offices held by such officer, effective as of the officer’s termination date, automatically and without further action by the supervising officer. The appointment of a replacement officer shall constitute the removal of the person previously holding such office. An officer may resign at any time by giving a written notice of the resignation to the Association. Resignations shall become effective as provided under applicable law. Section 4.04 Authority and Duties. In each case subject to the supervision and direction of the Board of Directors and the supervising officer(s) to whom such individual reports, the officers of the Association shall have the authority and perform the duties specified below and as may be additionally specified by the Board of Directors, the Chief Executive Officer or these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law: (a) Chairperson of the Board of Directors. The Board of Directors shall appoint one of its members to be its Chairperson (the “Chairperson”) to serve at the pleasure of the Board of Directors. The Chairperson shall preside at all meetings of the Board of Directors. The Chairperson shall supervise the carrying out of the policies adopted or approved by the Board of Directors. The Chairperson shall have general executive powers, as well as the specific powers conferred by these Bylaws. The Chairperson of the Board of Directors shall have power to sign all stock certificates, contracts and other instruments of the Association that are authorized. The Chairperson shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to the Chairperson by the Board of Directors. (b) Chief Executive Officer. The Board of Directors shall appoint one of its members as Chief Executive Officer of the Association (the “Chief Executive Officer”). The Chief Executive Officer shall serve in that capacity and have general and active control of the Association’s affairs and business and general supervision of its officers, agents and employees. The Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the Association that are authorized. The Chief Executive Officer shall: (i) in the absence of a Chairperson of the Board of Directors, preside at all meetings of the shareholders and the Board of Directors; (ii) cause all orders and resolutions of the Board of Directors to be carried into effect; and (iii) perform all other duties as the Board of Directors may from time to time prescribe. (c) President. The Board of Directors shall appoint one of its members to be President of the Association (the “President”). The President shall serve in that capacity and participate in the supervision of the business and affairs of the Association. The President shall have power to sign all stock certificates, contracts and other instruments of the Association that are authorized. The President shall: (i) in the absence of the Chairperson and Chief Executive Officer, preside at all meetings of the shareholders and the Board of Directors; (ii) at the request of the Board of Directors or the Chief Executive Officer perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer; and (iii) perform all other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe. (d) Secretary. The Board of Directors shall appoint a secretary or other designated officer who shall be Secretary of the Board of Directors and of the Association (the “Secretary”). The Secretary shall take such actions, or exercise supervision over assistant secretaries or any such other officers as may be appointed by the Board of Directors, to:

-27- (i) prepare and maintain minutes of the proceedings of the shareholders and of the Board of Directors; (ii) prepare and maintain the other records and information required to be kept by the Association under Section 2.14 of these Bylaws; (iii) see that all notices are duly given in accordance with the provisions of these Bylaws or other applicable law; (iv) be custodian of the corporate records and of any seal of the Association; (v) when requested or required, authenticate any records of the Association; (vi) sign with the Chief Executive Officer, President, or a vice president, certificates for shares of the Association, the issuance of which shall have been authorized by resolution of the Board of Directors; (vii) have general charge of the stock transfer books of the Association, unless the Association has a transfer agent; and (viii) perform all other duties as the Board, the Chief Executive Officer or the President may from time to time prescribe. (e) Chief Audit Officer. The Board of Directors shall appoint or approve the appointment of a Chief Audit Officer (or similarly designated office) of the Association (the “Chief Audit Officer”) who shall lead the internal audit function of the Association, and shall have and may exercise the powers conferred by these Bylaws and any and all other powers and duties which by law, regulation or practice pertain to the office of the Chief Audit Officer. The Chief Audit Officer shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to the Chief Audit Officer by the Board of Directors. The Chief Audit Officer may delegate the powers and duties held by the Chief Audit Officer to such other officers of the Association as the Chief Audit Officer sees fit. The Chief Audit Officer shall have unrestricted access to the Board of Directors and its audit committee. (f) Chief Risk Officer. The Board of Directors shall appoint or approve the appointment of a Chief Risk Officer of the Association (the “Chief Risk Officer”) who shall lead an independent risk management unit of the Association, and shall have and may exercise the powers conferred by these Bylaws and any and all other powers and duties which by law, regulation or practice pertain to the office of the Chief Risk Officer. The Chief Risk Officer shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to the Chief Risk Officer by the Board of Directors. The Chief Risk Officer may delegate the powers and duties held by the Chief Risk Officer to such other officers of the Association as the Chief Risk Officer sees fit. The Chief Risk Officer shall have unrestricted access to the Board of Directors and its committees. (g) Chief Financial Officer. The Chief Financial Officer of the Association (the “Chief Financial Officer”) shall be the principal financial officer of the Association and participate in or provide oversight of strategic planning, corporate finance and accounting for the Association. The Chief Financial Officer shall exercise general supervision of any controller, treasurer or such other officers as may be appointed by the Board of Directors to conduct or oversee the financial activities of the Association, including such acts to: (i) pay out of available funds all bills and other just debts of the Association of whatever nature upon maturity; (ii) maintain the Association’s financial records and methods and systems of accounting; (iii) prepare and furnish to the Chief Executive Officer and the Board of Directors such reports and financial information as may be required from time to time; and (iv) perform all other duties as the Board or the Chief Executive Officer may from time to time prescribe. (h) Vice Presidents. Vice presidents, however designated, shall directly or indirectly assist the Chief Executive Officer and President and shall perform all other duties as the Board of Directors, the Chief Executive Officer, the President or the officer appointing

-28- such Vice President may from time to time prescribe. A Vice President or Vice Presidents may be designated as “Senior Executive Vice President”, “Executive Vice President” or “Senior Vice President”. (i) Assistant Secretaries and Other Officers. In addition to the above named officers, the Association may establish such offices, and the Board of Directors may appoint such officers, Assistant Secretaries, and attorneys-in-fact, as the Board of Directors in its discretion may from time to time determine to be appropriate. The same individual may simultaneously hold more than one office in the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several divisions and/or offices, or as may be conferred upon or assigned to them by the Board of Directors or these Bylaws. The Board of Directors may delegate any or all of its powers, discretion and authority set forth in this Section 4.04 to any officer of the Association. ARTICLE V FIDUCIARY ACTIVITIES Section 5.01 All fiduciary powers of the Association shall be exercised, subject to such regulations as the OCC shall from time to time establish, by one or more directors, officers, employees or committees as the board of directors shall from time to time determine. Section 5.02 Annual Audit and Trust Committee. At least once during each calendar year, the Association shall arrange for a suitable audit (by internal or external auditors) of all significant fiduciary activities under the direction of its trust committee. The Association shall note the results of the audit (including significant actions taken as a result of the audit) in the minutes of the board of directors. In lieu of annual audits, the Association may adopt a continuous audit system in accordance with 12 CFR 9.9(b). The Board of Directors shall appoint a trust committee of at least three directors, which may be the audit committee of the Association. However, the trust committee: (a) Must not include any officers of the Association or an affiliate who participate significantly in the administration of the Association’s fiduciary activities; and (b) Must consist of a majority of members who are not also members of any committee to which the board of directors has delegated power to manage and control the fiduciary activities of the Association. ARTICLE VI STOCK Section 6.01 Certificates for Shares; Shares Without Certificates. (a) Shares Without Certificates. Unless the Articles of Association or these Bylaws provide otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Such an authorization will not affect shares already represented by certificates until they are surrendered to the Association.

-29- Within a reasonable time after the issuance or transfer of shares without certificates, the Association shall send the shareholder a written statement of the following information: (i) the name of the Association, and that it is a national bank under Federal law; (ii) the name of the person to whom the statement is stent; and (iii) the number and class of shares and the designation of the series, if any, the certificate represents; (iv) and, if the Association is authorized to issue different classes of shares or different series within a class, a summary of the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series. (b) Shareholder List. The Association shall maintain a record of the names and addresses of the persons to whom shares are issued. (c) Transferring Certificated Shares. All certificates surrendered to the Association for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Association as the Board of Directors may prescribe. (d) Registration of the Transfer of Shares. Registration of the transfer of shares of the Association shall be made only on the stock transfer books of the Association. In order to register a transfer, the record owner shall surrender the shares to the Association for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Association has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Association as the owner, the person in whose name shares stand on the books of the Association shall be deemed by the Association to be the owner thereof for all purposes. Section 6.02 Restrictions on Transfer of Shares Permitted. The Association may impose restrictions on the transfer of its stock reasonably calculated to assure compliance with applicable laws, to simplify the work of the Association with respect to stock transfers, voting at shareholders’ meetings and related matters and to protect it against fraudulent transfers. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to a restriction agreement or otherwise consented to the restriction. A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is contained in the information statement required by Section 6.01(a) of these Bylaws with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

-30- Section 6.03 Acquisition of Shares by the Association. Subject to any limitations under applicable law, the Association may acquire its own shares and shares so acquired constitute authorized but unissued shares. ARTICLE VII INDEMNIFICATION Section 7.01 Indemnification. Except as provided in Section 7.03 of these Bylaws, the Association shall, to the maximum extent permitted, indemnify an individual made a party to a proceeding because he or she is or was an institution-affiliated party, as defined at 12 U.S.C. § 1813(u) (an “Institution-Affiliated Party”), against liability incurred in the proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Association’s best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Termination of the proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Institution- Affiliated Party did not meet the standard of conduct described in this Section 7.01. Section 7.02 Banking Agency Proceedings or Actions. The Association shall make or agree to make indemnification payments to an Institution-Affiliated Party for an administrative proceeding or civil action initiated by any Federal banking agency, that are reasonable and consistent with the requirements of 12 U.S.C. § 1828(k) and its implementing regulations. The Association shall indemnify an Institution-Affiliated Party for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a Federal banking agency, in accordance with applicable law; provided, that such payments are consistent with safe and sound banking practices. Section 7.03 Certain Restrictions on Indemnification. The Association may not indemnify an Institution-Affiliated Party in connection with a proceeding by or in the right of an Association in which such Institution-Affiliated Party was adjudged liable to the Association, or in connection with any other proceeding charging that such party derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Section 7.04 Mandatory Indemnification. Subject to the restrictions in Section 7.03 above, the Association shall indemnify a director or officer of the Association who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or officer of the Association, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful. Section 7.05 Determination. The Association may not indemnify an Institution- Affiliated Party under Section 7.01 of these Bylaws unless authorized and a determination has been made in a specific case that indemnification of the Institution-Affiliated Party is permissible in the circumstances because the Institution-Affiliated Party has met the applicable standard of conduct set forth in Section 7.01 of these Bylaws. Such determination shall be made either (a) by the Board of Directors or their designee in accordance with applicable law, or (b) by the holders of common stock of the Association, by a majority of the

-31- votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting. The majority of the votes entitled to be cast by the holders of all qualified shares constitute a quorum for purposes of action that complies with this Section 7.05. Section 7.06 General Indemnification. The indemnification and advancement of expenses provided by this Article VII shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Association, these Bylaws, any agreement, any vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Section 7.07 Advances. The Association, in accordance applicable law, shall pay for or reimburse the reasonable expenses incurred by an Institution-Affiliated Party who is a party to a proceeding in advance of final disposition of the proceeding if (a) such party furnishes the Association a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 7.01 of these Bylaws, (b) such party furnishes to the Association a written undertaking in the form required by applicable law, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct and (c) a determination is made that the facts then known to those making a determination would not preclude indemnification under this Article VII. Section 7.08 Scope of Indemnification. Except as otherwise provided in these Bylaws, the indemnification and advancement of expenses authorized by this Article VII are intended to permit the Association to indemnify to the fullest extent permitted by applicable law, any and all persons whom it shall have power to indemnify under applicable law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such laws. Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be an Institution-Affiliated Party and shall inure to the benefit of such person’s heirs, executors and administrators. Section 7.09 Insurance. The Association may provide for the payment of reasonable premiums for insurance on behalf of a person who is or was an Institution-Affiliated Party, or who, while serving as an Institution-Affiliated Party, is or was serving at the request of the Association as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic Association, or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in any such capacity or arising out of his or her status in any such capacity, whether or not the Association would have the power to indemnify him or her against the liability under the provisions of this Article VII or applicable law, as the same may hereafter be amended or modified; provided, that such liability insurance shall be consistent with the requirements of 12 C.F.R. 7.2014 and shall exclude coverage of liability for a formal order assessing civil money penalties against an Institution-Affiliated Party. Section 7.10 Reliance Upon Corporate Records. Each director and officer and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Association or of any of its subsidiaries, or upon information, opinions, reports or statements made to the Association or any of its subsidiaries by any officer or employee of the Association or of a subsidiary or by any committee designated by the Board

-32- of Directors or by any other person as to matters such director, officer or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Association. Section 7.11 Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Article VII shall be in addition to any other rights which a party may have or hereafter acquire under any applicable law, contract, order or otherwise. Section 7.12 Severability. If any provision of this Article VII shall be held to be invalid, illegal or unenforceable for any reason, the remaining provisions of this Article VII shall not be affected or impaired thereby, but shall, to the fullest extent possible, be construed so as to give effect to the intent of this Article VII that each party covered hereby is entitled to the fullest protection permitted by applicable law. ARTICLE VIII AMENDMENTS TO BYLAWS Section 8.01 Authority to Amend. The Association’s Board of Directors may amend these Bylaws or repeal and adopt new bylaws at any time by a vote of a majority of the total number of the directors. The Association’s shareholders entitled to vote may adopt additional bylaws and may amend or repeal any of these Bylaws, whether or not adopted by them, at any time. ARTICLE IX MISCELLANEOUS Section 9.01 Corporate Seal. The Board of Directors shall provide for a corporate seal, to be in such a form as the directors may determine to be appropriate, and the President, the cashier, the Secretary, or any assistant cashier or assistant secretary, or other officer thereunto designated by the board of directors any officer of the Association may, when and as required or as determined to be appropriate, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the Association. Section 9.02 Fiscal Year. The fiscal year of the Association shall begin on the 1st day of January and end on the 31st day of December in each year. Section 9.03 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents (collectively, “instruments”) may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairperson, or the Chief Executive Officer, or the President, or any vice president (however designated), or any other officer who holds a position that is senior to a vice president (however designated), or the Secretary or any assistant secretary, or if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers or individuals as the board of directors or its authorized delegee may from time to time direct. The provisions of this Section 9.03 are supplementary to any other provisions of these Bylaws.

-33- Section 9.04 Exclusive Forum. (a) Unless the Association consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Association; (ii) any action asserting a claim for breach of a fiduciary duty owed by any Director, officer, employee, or shareholder of the Association to the Association or the Association’s shareholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Articles of Association, or these Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) or any action asserting a claim governed by the internal affairs doctrine or any action asserting one or more “internal corporate claims,” as defined in Section 115 of the DGCL. If any action the subject matter of which is within the scope of this Section 6(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 6(a) (an “Enforcement Action”); and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. (b) Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the shall be deemed to have notice of and consented to the provisions of this Section 6. (END)